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As filed with the Securities and Exchange Commission on November 1, 2002

Registration No. 333-71330

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933, as amended

Ask Jeeves, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	7375	94-3256053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350, Emeryville, California 94608
(510) 985-7400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

A. George (Skip) Battle
Chief Executive Officer
Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608
(510) 985-7400
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Rod J. Howard, Esq.
Peter Cholakis, Esq.
Brobeck, Phleger & Harrison LLP
2000 University Avenue
East Palo Alto, California 94303
(650) 331-8000

        Approximate date of commencement of proposed sale to the public: As soon as practicable on or after this Registration Statement is declared effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SHARES

        On October 24, 2001, Ask Jeeves, Inc. registered on behalf of certain selling stockholders 2,085,271 shares of our common stock, par value $.001, (the "Shares") with the Securities and Exchange Commission pursuant to Registration Statement No. 333-71330 (as amended by Prospectus Supplements No. 1 and No. 2 filed on November 8, 2001 and July 3, 2002, respectively, the "Registration Statement"). The Shares were issued or issuable in connection with our acquisition of Teoma Technologies, Inc. We hereby remove from registration all shares originally registered pursuant to the Registration Statement which remain unsold as of the effective date of this post-effective amendment.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-71330) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on this 1st day of November, 2002.

ASK JEEVES, INC.
By:	/s/ * A. George (Skip) Battle Chief Executive Officer

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        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Date: November 1, 2002	By	/s/ * A. George (Skip) Battle Chief Executive Officer and Director (Principal Executive Officer)
Date: November 1, 2002	By	/s/ * Stephen J. Sordello Chief Financial Officer (Principal Financial Officer)
Date: November 1, 2002	By	/s/ SCOTT T. BAUER Scott T. Bauer Vice President and Controller (Principal Accounting Officer)
Date: November 1, 2002	By	/s/ * Garrett Gruener Chairman of the Board of Directors
Date: November 1, 2002	By	/s/ * David S. Carlick Director
Date: November 1, 2002	By	/s/ * James D. Kirsner Director
Date: November 1, 2002	By	/s/ * Roger A. Strauch Director
Date: November 1, 2002	By	/s/ * Geoffrey Y. Yang Director
*By:	/s/ CYNTHIA PEVEHOUSE Cynthia Pevehouse Attorney-in-fact

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DEREGISTRATION OF SHARES
SIGNATURES